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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
T. Rowe Price Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 033-07012, No. 033-37573, No. 033-72568, No. 033-58749,
No. 333-20333, No. 333-90967 and No. 333-59714) of T. Rowe Price Group,
Inc. of our report dated January 30, 2003, with respect to the consolidated balance sheets of T. Rowe Price Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, cash flows, and stockholders' equity for the years then ended, which report appears in the December 31, 2002, annual report on Form 10-K of T. Rowe Price Group, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, by T. Rowe Price Group, Inc. effective January 1, 2002.


/s/ KPMG LLP

Baltimore, Maryland
March 4, 2003




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